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                                                                  EXHIBIT 10.12


                           ALLIED CAPITAL CORPORATION

                           DIVIDEND REINVESTMENT PLAN

                          Investor Relations Department
                           Allied Capital Corporation
                           1666 K Street NW, 9th Floor
                              Washington, DC 20006
                                 (888) 818-5298
                                 (202) 331-1112

                                   PLAN AGENT:
                     American Stock Transfer & Trust Company
                                 40 Wall Street
                               New York, NY 10005
                                 (800) 937-5449

The Dividend Reinvestment Plan (the "Plan") of Allied Capital Corporation (the "Company") provides for reinvestment of Company distributions, which consist of income dividends, capital gain distributions, and returns of capital paid by the Company, on behalf of each Participant (as defined below), by the Company's transfer agent (as set forth in Section 14 below, the "Plan Agent"), in accordance with the following terms:

1. PURPOSE. The purpose of the Plan is to provide shareholders of record of the Company's common stock, par value $0.0001 per share (the "shares"), with a method of investing distributions in additional shares at the current market price without charges for record-keeping, custodial and reporting services.

2. DUTIES AND RESPONSIBILITIES OF THE PLAN AGENT. The Plan Agent shall administer the Plan for Participants, keep records, send statements of accounts to Participants, and perform such other duties relating to the Plan as the Company and the Plan Agent, from time to time, shall agree upon.

3.          PARTICIPATION IN THE PLAN.

            a. Shares Held by a Broker, Bank or Nominee. Any shares held on the books of the Plan Agent in the name of a broker, bank, or other nominee (a "nominee") may participate in the Plan only to the extent that such nominee participates on behalf of the beneficial owner of such shares.

            b. Automatic Participation. Each shareholder of record, other than those shareholders who have elected in writing not to participate in the Plan, shall be automatically enrolled to participate in the Plan (each participating shareholder, a "Participant"). The Plan Agent shall automatically reinvest for each Participant's Account (as defined in Section 5 below) all distributions that may be declared and paid on such Participant's shares.


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3.          PARTICIPATION IN THE PLAN (CONTINUED).

            c. Election of Complete Non-Participation. Any shareholder may elect not to participate in the Plan at any time by providing the Plan Agent with notice of such shareholder's intention of complete non-participation. With respect to any distribution, any election not to participate in the Plan shall be effective only if notice of such election shall have been received by the Plan Agent before the record date of such distribution.

             d. Election of Partial Participation. Any shareholder may elect to partially participate in the Plan at any time by providing the Plan Agent with notice of such shareholder's intention for partial participation. The notice of partial participation must be specific as to the number of shares with respect to which distributions shall not be reinvested pursuant to the Plan. With respect to any distribution, any election of partial participation in the Plan shall be effective only if notice of such election shall have been received by the Plan Agent before the record date of such distribution.

             e. Reenrollment in the Plan. Any shareholder who has previously elected complete non-participation in the Plan (i.e., elected to receive distributions in cash on all shares owned by such shareholder) and thus is not participating in the Plan, may begin or resume participation in the Plan at any time with notice to the Plan Agent of such shareholder's intention to participate. With respect to any distribution, any election to participate in the Plan shall be effective only if notice of such election shall have been received by the Plan Agent before the record date of such distribution.

            f.          Termination of Participation.

                        i. Any Participant may terminate participation in the Plan at any time upon notice to the Plan Agent. Within twenty days following receipt of such notice by the Plan Agent and according to such Participant's instructions, the Plan Agent shall either:
                                    (1) maintain all shares held by such
                                    Participant in a Plan Account designated to receive all future distributions in cash;
                                    (2) issue certificates for the whole shares credited to such Participant's Plan Account and issue a check representing the value of any fractional shares to such Participant; or (3) sell the shares held in the Plan Account and remit the proceeds of the sale, less any brokerage commissions that may be incurred, to such Participant at his or her address of record at the time of such liquidation. With respect to any distribution, termination of participation in the Plan shall be effective only if notice of such termination shall have been received by the Plan Agent before the record date of such distribution.

                        ii. Participation in the Plan shall continue with respect to all shares held in a Participant's Plan Account, including shares registered in such Participant's name on the books of the Plan Agent ("Registered Shares") and shares credited to such Participant's Plan Account pursuant to the Plan ("Plan Shares"), unless and until termination of participation is specifically requested by such Participant with respect to such shares. For these purposes, the sale or transfer of Registered Shares shall not cause termination of participation in the Plan with respect to Plan Shares and vice versa.


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4.          OPERATION OF THE PLAN.

            a. Payment of Distributions. With respect to each distribution, each Participant's Plan Account shall be credited with the number of full and fractional shares (computed to three decimal places) that could be obtained, at the price determined in accordance with paragraphs (b) and (c) below, with the cash equivalent of such distribution, net of any applicable withholding taxes. Each shareholder who has elected not to participate in the Plan in accordance with Section 3(c) above or who has terminated his or her participation in the Plan in accordance with Section 3(f) above shall receive each distribution in cash.

            b. Allocations to Plan Accounts. Except under the circumstances outlined in paragraph (c) below, the Plan Agent shall purchase shares on the Nasdaq National Market ("Nasdaq") or elsewhere beginning on or before the payment date of the distribution until the Plan Agent has expended for such purchases all of the cash that would otherwise be payable to Participants. The allocation of shares to the Participants' Plan Accounts shall be based on the average cost of the shares so purchased, including brokerage commissions. The Plan Agent shall reinvest all distributions as soon as practicable, but no later than 30 days after the payment date of the distribution, except to the extent necessary to comply with applicable provisions of the federal securities laws.

            c.          Allocation of Newly Issued Shares to Plan Accounts.

                        i. If the shares sell in the market at a substantial premium over their net asset value, the Company's Board of Directors may (but is not required to) declare a distribution to be paid to Participants in newly issued shares of the Company. In that situation, the price of newly issued shares issued to a Participant's Plan Account shall be equal to the average of the closing sales prices reported for the shares in the Nasdaq listings in The Wall Street Journal for the five days on which trading of shares takes place immediately prior to the payment date of such distribution (but not less than 95% of the opening sales price on such date).

                        ii. If the Board of Directors has declared the distribution to be payable to Plan Participants in newly issued shares, the Plan Agent shall be instructed not to credit such newly issued shares, and instead to buy shares in the market, if: (1) the price at which newly issued shares are to be credited does not exceed 110% of the last determined net asset value of the shares; or (2) the Company has advised the Plan Agent that since such net asset value was last determined, the Company has become aware of events that indicate the possibility of a material change in per share net asset value as a result of which the net asset value of the shares on the payment date might be higher than the price at which the Plan Agent would credit newly issued shares to the Participant's Plan Accounts.

5. PLAN ACCOUNTS. The Plan Agent shall maintain a separate Plan Account for each Participant. All shares issued to a Participant under the Plan (i.e., Plan Shares) shall be credited to such Participant's Plan Account. The Plan Agent will mail to each Participant a statement confirming the issuance of Plan Shares within 15 days after the allocation of such shares is made. Such statement will show the amount of the distribution, the price at which such Plan Shares were credited, the number of full and fractional Plan Shares credited, the number of Plan Shares previously credited, and the cumulative total of Plan Shares. The Statement will also reflect the number of Registered Shares held in the Plan Account. In addition, each Participant shall receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes. The proxy card received by each Participant shall represent all shares held of record, including Plan Shares held in the Plan Account.
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6.          SHARE CERTIFICATES. Certificates for shares issued under the Plan shall not be furnished to a Participant unless such Participant requests in writing certificates for a specified number of shares credited to such Participant's Plan Account. All requests for certificates must be directed to the Plan Agent. No certificates for fractional shares will be issued.

7. NAME OF PLAN ACCOUNTS AND ON CERTIFICATES. Plan Accounts are maintained in the name in which share certificates of the Participant were (or would have been, in the case of uncertificated shares) registered at the time the Participant began participation in the Plan. Certificates for shares issued at the request of a Participant pursuant to Section 6 above will be similarly registered.

8. STOCK DIVIDENDS AND STOCK SPLITS. Any stock dividends or split shares distributed by the Company on shares held in a Plan Account will be credited to the Participant's Plan Account.

9. SHARE SAFEKEEPING. Participants who wish to have their shares held in safekeeping may deposit Allied Capital Corporation certificates now or hereafter registered in their names for credit in their Plan Account with the Plan Agent. There is no charge for such deposit and by making such deposit the Participant will be relieved of the responsibility for loss, theft or destruction of the certificate. Because the Participant bears the risk of loss in sending stock certificates to the Plan Agent, it is recommended that certificates be sent to the Plan Agent by registered mail, return receipt requested, and properly insured. Certificates should not be endorsed, but must be accompanied by written instructions directing the Plan Agent to hold the certificates for the Participant.

10. EXPENSES OF ADMINISTRATION. The Plan Agent's fees for administering this Plan shall be included in the fees paid by the Company to the Plan Agent for acting as its transfer agent, and shall not be charged to Participants.

11. AMENDMENT OR TERMINATION OF THE PLAN. The Plan may be amended or terminated by the Company or the Plan Agent upon 60 days' notice to Plan Participants.

12.         NOTICE. Any notice required hereunder must be provided in writing.
            Notices to the Company should be directed to Allied Capital Corporation, 1666 K Street, N.W., Washington, D.C. 20006. Notices to the Plan Agent should be directed to the Plan Agent's address as set forth in Section 14 below. Notices to any Participant must be provided to such Participant at his or her address of record at the time of such notice.

13. EFFECTIVE DATE. This Plan shall take effect on January 15, 1998 (the "Effective Date") and shall remain in effect until its termination hereunder.

14. PLAN AGENT. As of the Effective Date hereof, the Plan Agent shall be American Stock Transfer & Trust Company, 40 Wall Street, New York, N.Y. 10005. The Company shall notify Participants of any change in the Plan Agent and/or the address to which notices to the Plan Agent may be sent.


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                           ALLIED CAPITAL CORPORATION

                           DIVIDEND REINVESTMENT PLAN

                             ENROLLMENT STATUS FORM

The undersigned shareholder of record of Allied Capital Corporation elects one of the following:

[ ] PLAN TERMINATION: Terminate enrollment in the Dividend Reinvestment Plan and receive dividends and distributions in cash with respect to all shares of Allied Capital Corporation held of record or credited to the undersigned's Plan Account.

            YOU MUST CHOOSE ONE OF THE FOLLOWING OPTIONS:
            [ ]         Liquidate all Plan Shares and remit proceeds.

            [ ] Send certificate for whole Plan shares and liquidate any fractional Plan Shares and deliver proceeds to the Plan Participant at the address of record.

[ ] FULL PARTICIPATION: Participate in the Dividend Reinvestment Plan and receive dividends and distributions in additional shares with respect to ALL Allied Capital Corporation shares held of record or credited to the undersigned's Plan Account.

[ ] PARTIAL PARTICIPATION: Participate in the Dividend Reinvestment Plan and receive dividends and distributions in additional shares with respect to all Allied Capital Corporation shares held of record, including the shares subsequently credited to the undersigned's Plan Account, EXCEPT __________ shares on which dividends and distributions are to be paid in cash.

Termination and partial participation instructions will take effect on the record date following receipt of this form by the Plan Agent. Enrollment instructions will take effect on the record date following receipt of this form by the Plan Agent.

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Type or print name(s) exactly as it appears on your stock certificate(s)

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Tax Identification Number or Social Security Number

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Signature                                  Signature(if a joint account, both
                                           signatures are required)


                      PLEASE RETURN FORM TO THE PLAN AGENT:
                     American Stock Transfer & Trust Company
                                 40 Wall Street
                               New York, NY 10005
                                 (800) 937-5449